SCOUT FUNDS
EXHIBIT 12(B) TO FORM N-CSR

    CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



I, James L. Moffett, Principal Executive Officer of the Scout Funds, certify to my knowledge that:

1. The N-CSR of the registrant for the period ended June 30, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.



/s/ James L. Moffett
------------------------------
James L. Moffett
Principal Executive Officer & Chief International Strategist
August 12th, 2009

I, C. Warren Green, Principal Financial Officer of the Scout Funds, certify to my knowledge that:

1. The N-CSR of the registrant for the period ended June 30, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.


/s/ C. Warren Green
------------------------------
C. Warren Green
Treasurer
August 17th, 2009

A signed original of this written statement required by Section 906 has been provided to the Scout Funds and will be retained by the Scout Funds and furnished to the Securities and Exchange Commission or its staff upon request.